UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal, Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On June 9, 2016, Gogo Inc. issued a press release announcing the pricing by Gogo Intermediate Holdings LLC, a direct wholly-owned subsidiary of Gogo Inc. (“Intermediate Holdings”), and Gogo Finance Co. Inc., a direct wholly-owned subsidiary of Intermediate Holdings and an indirect wholly-owned subsidiary of Gogo Inc., of $525 million aggregate principal amount of 12.500% senior secured notes due 2022 (the “Notes”). The Notes are being offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This report does not constitute an offer to sell or a solicitation of an offer to buy the Notes. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Gogo Inc., dated June 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Norman Smagley
Norman Smagley
Executive Vice President and Chief Financial Officer

Date: June 9, 2016

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated June 9, 2016

99.1 Press Release of Gogo Inc., dated June 9, 2016